UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cliffs published a press release on August 2, 2010 as follows:

Cliffs Natural Resources Inc. Announces Acquisition Close of
INR Energy, LLC’s Coal Operations

CLEVELAND—Aug. 2, 2010—Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced it has closed on its previously announced acquisition of INR Energy, LLC’s coal operations located in southern West Virginia.

The operations include two underground metallurgical coal mines, one surface mine and several development mines. In addition, the facilities include a state-of-the-art coal preparation and processing plant and a new 110-car unit-train batch-weight load-out facility with access to the CSX railroad. This acquisition is expected to incrementally add approximately 68 million tons of metallurgical coal reserves and 51 million tons of thermal coal reserves to Cliffs’ current reserve base. In addition, the transaction will increase Cliffs’ global coal production capacity to over 9 million tons in 2011 and 11 million tons in 2012.

As previously announced, Cliffs said it would finance the $757 million transaction through available liquidity, including cash on hand and the Company's $600 million credit facility. Cliffs indicated it will report the future results of this business as part of its North American Coal business segment.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of high and low volatile metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and six coal mines located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect the migration from annual international benchmark prices to a quarterly or spot-based pricing mechanism in a timely manner; the ability to successfully integrated INR Energy, LLC into our operations; changes in the sales volumes or mix; the impact of any increases or decreases in international prices for iron ore and/or metallurgical coal resulting from the global economic crisis; the impact of price-adjustment factors on our sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity; ability to maintain adequate liquidity and our ability to access capital markets; changes in the financial condition of our partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; problems with productivity, third party contractors, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates; risks associated with operations in multiple countries and the effect of these various risks on our future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280

Jessica Moran
Senior Investor Relations Analyst
(216) 694-6532

Christine Dresch
Manager – Corporate Communications
(216) 694-4052

MEDIA CONTACTS:
Dale Hemmila
District Manager, Public Affairs-Michigan
(906) 475-3870

Maureen Talarico
District Manager, Public Affairs-Minnesota
(218) 279-6120

James Kosowski
District Manager, Public Affairs-West Virginia and Alabama
(304) 256-5224

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

August 2, 2010	By:	James D. Graham

Name: James D. Graham
Title: Assistant General Counsel